UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2026

IDEAYA Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38915	47-4268251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5000 Shoreline Court, Suite 300

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 443-6209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IDYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 11, 2026, IDEAYA Biosciences, Inc. (the “Company”) provided a business update including an overview of key corporate objectives for 2026. The company will review these updates during its presentation at the 44th Annual J.P. Morgan Healthcare Conference on Monday, January 12, 2026. Among other things, the Company will review its plan to advance four registrational trials, including for IDE849, the Company’s Phase 1 DLL3 TOP1 ADC, as a monotherapy agent in neuroendocrine cancer, and darovasertib in both pre-metastatic and metastatic settings of uveal melanoma.

2026 Corporate Objectives

Darovasertib in uveal melanoma (UM)

•

Topline results, including progression free survival (“PFS”) data, from ongoing registrational Phase 2/3 OptimUM-02 trial of the darovasertib and crizotinib combination in first-line (“1L”) patients with HLA*A2-negative metastatic UM (“mUM”) are expected in Q1 ’26

•

Randomized PFS analysis is based on the first 130 PFS events from the intent-to-treat population enrolled in the Phase 2b/3 portion of the trial, which comprises approximately 313 patients randomized 2:1 to the treatment versus control arm. The topline PFS results, if positive, are anticipated to enable a potential accelerated approval filing in the United States

•	Darovasertib is anticipated to be in three randomized, Phase 3 registrational trials across all stages of uveal melanoma by H1 ’26

•	OptimUM-02 (mUM): full enrollment of 437 patients complete as of December 2025; overall survival (“OS”) data expected to support a filing for full approval in 1L HLA*A2-negative mUM

•	OptimUM-10 (neoadjuvant): complete full enrollment of approximately 450 patients across enucleation and plaque brachytherapy cohorts by H1 ’27

•	OptimUM-11 (adjuvant): initiate trial in collaboration with Les Laboratoires Servier (“Servier”) in Q2 ’26

•

Complete enrollment of approximately 80 HLA*A2-positive mUM patients in ongoing single-arm, Phase 2 OptimUM-01 trial of darovasertib in combination with crizotinib by Q2 ’26; data to support a potential real world evidence submission to the U.S. Food and Drug Administration and/or NCCN/compendia listing in this patient subset

Antibody-drug Conjugate (“ADC”) + DNA damage response combinations

•

IDE849 (DLL3 TOP1 ADC): target to initiate a monotherapy registrational study in the second-line / refractory setting of small cell lung cancer (“SCLC”) and/or neuroendocrine carcinomas (“NEC”) by the end of 2026

•	IDE034 (B7H3/PTK7 bispecific TOP1 ADC): initiate Phase 1 dose escalation trial in Q1 ’26

•	IDE161 (PARG): initiate clinical combination studies with IDE849 in SCLC, NEC and other DLL3-overexpressing solid tumors in Q2 ’26

MTAP Pathway

•	IDE397 (MAT2A): provide updated data from Phase 1/2 combination trial with Trodelvy in MTAP-deleted urothelial cancer at a medical conference in 2026

•	IDE892 (PRMT5): initiate a Phase 1 monotherapy dose escalation trial in Q1 ’26 to enable a combination trial with IDE397 in MTAP-deleted non-small cell lung cancer (“NSCLC”) in Q2 ’26

•

Submit an investigational new drug (“IND”) application for a potential first-in-class program targeting CDKN2A, the most common co-alteration of MTAP, by the end of 2026. With the CDKN2A candidate, the Company plans to enable wholly-owned combinations with IDE892 and IDE397 in MTAP-deleted NSCLC and pancreatic ductal adenocarcinoma, and with IDE574, the Company’s dual KAT6/7 inhibitor

Next Generation Therapies

•	IDE574 (KAT6/7): initiate Phase 1 dose escalation trial in Q1 ’26

Corporate

•	Approximately $1.1 billion in cash, cash equivalents and marketable securities as of September 30, 2025; expected to fund current operating plan into 2030

•	Darovasertib commercial readiness activities advancing in the United States and globally with the Company’s partner, Servier

Forward-Looking Statements

Certain statements contained herein are forward-looking statements, including, but not limited to, statements related to (i) the potential therapeutic benefits of the Company’s therapeutics; (ii) the timing and content of clinical program updates, regulatory updates and clinical trial data readouts, including those at medical conferences; (iii) the potential and timing for an accelerated approval filing for darovasertib; (iv) the timing of darovasertib in three Phase 3 registrational trials across all stages of UM; (v) the utilization of OS data to support a potential full approval filing for darovasertib; (vi) the timing of initiating registrational studies and other clinical trials for the Company’s therapeutics; (vii) the timing of patient enrollments in clinical trials; (viii) the timing of IND submissions for the Company’s therapeutics; and (iv) the extent to which the Company’s existing cash, cash equivalents, and marketable securities will fund its current operating plan. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see the Company’s Annual Report on Form 10-K dated February 18, 2025 and any current and periodic reports filed or furnished with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEAYA BIOSCIENCES, INC.

Date: January 12, 2026	By:	/s/ Yujiro Hata
Yujiro Hata
President and Chief Executive Officer